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                                  EXHIBIT 99.1

                                  PRESS RELEASE

PRESS RELEASE

Date: November 3, 2003
Contact: Steven R. Hedberg
For Release: Immediately

ASE ACQUIRES MAJORITY OWNERSHIP OF AMR Tec, LLC

ST. PAUL, MINNESOTA --Aero Systems Engineering, Inc. (Nasdaq - AERS), a worldwide leader in wind tunnel and jet engine testing facilities engineering, announced today that it has acquired 51% ownership of Automation, Manufacturing & Robotic Technologies, LLC ("AMR Tec"), a local robotics integrator in the food industry. The terms of the acquisition included a payment by ASE at the time of closing of $255,000 and future earn-out payments up to $948,600 based on the financial performance of AMR Tec over a four year period. Also, as a part of the transaction, 9% of AMR Tec was acquired by three individuals associated with Minnesota ASE, which is the 51% owner of ASE. These three individuals brought to ASE the opportunity to acquire this 51% interest in AMR Tec. The balance of 40% will remain with the current owner of AMR Tec. The Board of Directors of ASE approved the transaction based on the market potential of AMR Tec in its expected high growth industry, the potential for technology synergies between the two companies and the significant diversification opportunity for ASE.

AMR Tec pursued the transaction to obtain a stronger financial and infrastructure support. AMR Tec has been in operation since March of 2002 and has accumulated an impressive list of current and potential clients. Also, AMR Tec has a distribution and integrator agreement with FANUC Robotics North America, Inc., a major robotics supplier.

A spokesperson for ASE stated that the Company was excited to provide support and assistance as needed to AMR Tec to better ensure its success.

Certain items in this release are forward-looking statements, which are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to numerous risks and uncertainties, including the impact of potential changes in domestic and international economic conditions on the operations and future prospects of Aero Systems Engineering, Inc. and, in turn, on the strategic alternatives which may be explored. Additional risks and uncertainties include variances in the demand for the company's products and services due to customer developments and industry developments, the ability of the Company's majority owned subsidiary, AMR Tec, to succeed in its marketplace and other risks as detailed from time to time in the Company's reports to the SEC, including the report on Form 10-K for the year end December 31, 2002. Actual results may vary materially from those anticipated.

ABOUT AERO SYSTEMS ENGINEERING

Aero Systems Engineering, Inc. (ASE) is a highly skilled and experienced engineering company, which designs and supplies aerospace test facilities. ASE is a leader in design and construction of engine test cells and wind tunnels for testing aerospace vehicles and propulsion systems. ASE is ISO 9001 certified.

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ASE, headquartered in St. Paul, Minnesota, is 51% owned by Minnesota ASE, LLC.

Aero Systems Engineering, Inc. common stock is listed on The Nasdaq Stock Market(sm) under the symbol: AERS.

Company Contacts

For further information, contact Steven R. Hedberg, Secretary and Treasurer of Aero Systems Engineering, Inc., tel 651-220-1222.
Web: www.aerosysengr.com

ABOUT AMR TEC

Automation, Manufacturing & Robotic Technologies, LLC (AMR Tec) is a robotics integration company providing flexible customized manufacturing solutions based around standard robotic systems provided by industry leading suppliers. These solutions utilize the unique skills, knowledge, and experiences of AMR Tec's team of robotics and automation engineers to solve customer material handling problems.

AMR Tec is headquartered in Mendota Heights, Minnesota.

Company Contacts

For further information, contact Steven R. Hedberg, Secretary and Treasurer of Automation, Manufacturing & Robotic Technologies, LLC, tel 651-220-1222.
Web: www.amrtec.com

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